Exhibit (d)(13) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

INVESTMENT ADVISORY CONTRACT
LETTER AGREEMENT
Huntington Asset Advisors, Inc.
41 South High Street
Columbus, OH  43287

October 29, 2008

The Huntington Funds
41 South High Street
Columbus, OH  43287

Dear Sirs:

Under the Investment Advisory Contract between Huntington Asset Advisors, Inc. (the “Adviser”) and The Huntington Funds (the “Trust”), dated June 23, 2006, the Adviser agrees to contractually waive all or a portion of its investment advisory fee (based on average daily net assets) to which it is otherwise entitled to receive from the Huntington VA Balanced Fund (the “Fund”) and/or to reimburse certain operating expenses of the Fund in order to limit the Fund's total direct operating expenses (i.e. exclusive of indirect underlying fund operating expenses) to not more than 0.10% of the Fund's average daily net assets, for the period starting October 21, 2008 through October 20, 2009.

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.  This may be executed in counterpart.

Very truly yours,

HUNTINGTON ASSET ADVISORS, INC.

By:  /s/ B. Randolph Bateman
Name:                      B. Randolph Bateman
Title:           President
ACCEPTED:

THE HUNTINGTON FUNDS

By:   /s/ Christopher E. Sabato
Name:                      Christopher E. Sabato
Title:           Treasurer

Exhibit (d)(14) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

INVESTMENT ADVISORY CONTRACT
LETTER AGREEMENT

Huntington Asset Advisors, Inc.
41 South High Street
Columbus, OH  43287

January 29, 2009

The Huntington Funds
41 South High Street
Columbus, OH  43287

Dear Sirs:

Under the Investment Advisory Contract between Huntington Asset Advisors, Inc. (the “Adviser”) and The Huntington Funds (the “Trust”), dated June 23, 2006 (the “Advisory Contract”), the Adviser agrees to contractually waive all or a portion of its investment advisory fee (based on average daily net assets) which it is otherwise entitled to receive from the Huntington VA Balanced Fund and/or to reimburse certain operating expenses of the Huntington VA Balanced Fund in order to limit the Huntington VA Balanced Fund’s total direct operating expenses (i.e. exclusive of indirect underlying fund operating expenses) to not more than 0.10% of the Huntington VA Balanced Fund’s average daily net assets, for the period starting May 1, 2009 through April 30, 2010.

Also under the Advisory Contract, the Adviser agrees to contractually waive all or a portion of its investment advisory fee (based on average daily net assets) which it is otherwise entitled to receive from the Funds listed below (the “Funds”) and/or to reimburse certain operating expenses of the Funds in order to limit each Fund's total direct operating expenses (i.e. exclusive of indirect underlying fund operating expenses) to not more than 1.00% of the Fund's average daily net assets, for the period starting May 1, 2009 through April 30, 2010.

Huntington VA Dividend Capture Fund	Huntington VA Mid Corp America Fund
Huntington VA Growth Fund	Huntington VA Mortgage Securities Fund
Huntington VA Income Equity Fund	Huntington VA New Economy Fund
Huntington VA International Equity Fund	Huntington VA Real Strategies Fund
Huntington VA Macro 100 Fund	Huntington VA Rotating Markets Fund
Huntington VA Situs Fund

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.  This may be executed in counterpart.

Very truly yours,

HUNTINGTON ASSET ADVISORS, INC.

By:  /s/ B. Randolph Bateman
Name:  B. Randolph Bateman
Title:   President
ACCEPTED:

THE HUNTINGTON FUNDS

By:   /s/ Christopher E. Sabato
Name:  Christopher E. Sabato
Title:  Treasurer